UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008 (October 21, 2008)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Qporter, Inc. (“Qporter”), a subsidiary of Qnective, Inc. (the “Company”) entered into a Distribution and License Agreement dated as of September 25, 2008 (the “Agreement”) with BT inmo BV (“BT”), a 100% subsidiary of British Telecom (BT) Group Plc, whereby Qporter appointed BT as its non-exclusive distributor to distribute its voice-over-internet protocol (“VoIP”) services to mobile telephone users.

Qporter granted to BT a worldwide, non-exclusive license to use Qporter’s software (“Software”) and services (“Services”), and to permit BT to install the software on the mobile telephones of BT’s subscribers.

Pursuant to the Agreement, Qporter agreed to develop software that is compatible with specifications provided by BT so that BT’s subscribers can download the Services. Qporter has also agreed to provide maintenance services and support to BT.

BT will pay a license fee to Qporter based on the number subscriptions for the Services sold by BT to its subscribers. BT will also pay an annual fee to Qporter for the support services provided by Qporter, that will be equal to ten percent of the annual license fee paid by BT. In addition, in consideration for the customization of the Services by Qporter for BT’s subscribers, BT will pay to Qporter a one-time customization fee that will be payable monthly for five months.

The Agreement has a term of three years, and will be automatically renewed on an annual basis, unless terminated pursuant to the Agreement.

If the license fees payable by BT to Qporter exceed ten million euros (approximately $13.5 million), then BT will have the option to convert ten percent of the license fees paid by BT, into an equity investment in shares (the “BT Shares”) of common stock of the Company (the “Common Stock”), based on the fair market value of the Common Stock at the time of the conversion. The maximum amount of license fees that can be converted into Common Stock is €7.5 million (approximately $10.2 million).

The Agreement was signed by BT on September 25, 2008, however, the date of the event that is being reported on this Current Report on Form 8-K is October 21, 2008, because that is the date the Company received the fully executed copy of the Agreement from BT.

The foregoing is a summary description of certain terms of the Agreement and by its nature, is incomplete, and is qualified in its entirety by reference to the entire Agreement. The Company intends to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending on September 30, 2008 (the “Third Quarter 10-Q”). The Company also plans to file a Confidential Treatment Request with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “CTR”), requesting that the Company be permitted to redact certain portions of the Agreement. The Company intends to file the CTR at the time the Company files the Third Quarter 10-Q containing the Agreement.

No underwriting discounts or commissions will be paid in connection with the issuance and sale of the BT Shares.  It is anticipated that the issuance of the BT Shares will be exempt from registration under Regulation S (“Regulation S”) promulgated under the Securities Exchange Act of 1934, as amended, because the BT Shares will be sold in an offshore transaction, to a non-U.S. person, and the sale was negotiated and consummated outside of the United States. The Company does not intend to engage in a distribution of the BT Shares in the United States.

Item 3.01  Unregistered Sales of Equity Securities.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNECTIVE, INC.

Date: October 22, 2008	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President